Exhibit 99.1
CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS
September 21, 2009
Banco Santander (Brasil) S.A.
Rua Amador Bueno, 474
São Paulo, SP 04752-005
Federative Republic of Brazil
     The undersigned hereby consent to being named as persons about to become directors of Banco Santander (Brasil) S.A. (the “Bank”) in the Bank’s Registration Statement on Form F-1 (File No. 333-161704) filed with the Securities and Exchange Commission on September 21, 2009.

Name

/s/ Marcial Angel Portela Alvarez
Marcial Angel Portela Alvarez

/s/ José Antonio Alvarez Alvarez
José Antonio Alvarez Alvarez

/s/ José Manuel Tejón Borrajo
José Manuel Tejón Borrajo

/s/ José Roberto Mendoça de Barros
José Roberto Mendoça de Barros

/s/ Viviane Senna Lalli
Viviane Senna Lalli